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Exhibit 10.27

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officer	2006 Bonus	2007 Annual Base Salary*
Safi R. Bahcall, Ph.D. President and Chief Executive Officer	$100,000	$355,000
Keith S. Ehrlich, C.P.A. Vice President, Finance and Administration, Chief Financial Officer	$44,000	$230,000
James G. Barsoum, Ph.D. Senior Vice President, Research	$46,000	$240,000
Eric W. Jacobson, M.D. Senior Vice President, Clinical Research and Regulatory Affairs, Chief Medical Officer	$65,000	$280,000
Keizo Koya, Ph.D. Senior Vice President, Drug Development	$52,000	$270,000

*
Effective March 1, 2007.

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  Exhibit 10.27